Exhibit 15.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form F-3 (No. 333-267919) and Form S-8 (Nos. 333-256675 and 333-265313), relating to the consolidated financial statements of Boqii Holding Limited (the “Company”) which is included in this Annual Report on Form 20-F of the Company for the years ended March 31, 2024 and 2023 and for each of the three years in the period ended March 31, 2024.

/s/ Assentsure PAC
Singapore
October 29, 2024